Exhibit 10.12

                   NON-QUALIFIED STOCK OPTION AGREEMENT
                     Option Granted January 22, 1998
                                    by
                        The Interlake Corporation

           WHEREAS,   (hereinafter called the "Optionee"), is a non-employee
director of The Interlake Corporation (hereinafter called the "Corporation") or a subsidiary thereof;

           WHEREAS, the Board of Directors of the Corporation has by resolution dated January 22, 1998 authorized the granting to each non-employee director of the Corporation of options to buy from the Corporation shares of common stock, par value $1 a share; and

           WHEREAS, the execution of a stock option agreement in the form hereof has been authorized by such resolution of the Board of Directors of the Corporation;

           NOW, THEREFORE, the Corporation hereby grants to the Optionee an option to purchase 10,000 shares of common stock, par value $1 per share, of the Corporation (or any security into which such shares may be changed by reason of any transaction or event described in Paragraph 6 below) at the price of Four and Fifty-Three Thousand One Hundred Twenty Five Hundred Thousandths Dollars ($4.53125) per share, upon the terms and conditions hereinafter set forth.

               1. Until terminated, as hereinafter provided, this option may be exercised in whole or in part from time-to-time as follows:

                  (a) In full, upon a "change in control," as hereinafter
              defined, while the Optionee is a director of the Corporation; and

                  (b) Unless exercisable in full by reason of a change in
              control, to the extent of the following aggregate percentages of the number of shares specified above, if the Optionee is still a director of the Corporation at the start of the annual meeting of shareholders occurring in the following year:

                       1999                            33 percent
                       2000                            66 percent
                       2001                           100 percent

          Upon the exercise of this option when fewer than all installments set forth in sub-paragraph (b) are exercisable, any fractional share shall be rounded down to the nearest whole share.

              2. The option price may, at the election of the Optionee, be paid (i) in cash or by check acceptable to the Corporation or (ii) by transfer to the Corporation of shares of common stock of the Corporation having a value (such shares to be valued, for purposes of this paragraph, at the average of the high and low prices quoted on the New York Stock Exchange Composite Transactions for the date upon which the Optionee's exercise of stock option is received) equal to the total option price, or (iii) any combination of whole shares and funds equal to the total option price.
Upon receipt of the payments referred to in the preceding sentence, the Corporation agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee.

              3. This option shall terminate on the earliest of the following dates:

              (a) Two years after the Optionee ceases to be a director of the Corporation; or

              (b) January 22, 2008

              In the event the Optionee shall intentionally commit an act materially inimical to the interests of the Corporation or a subsidiary, this option shall terminate upon a finding by the Board of Directors of the Corporation to that effect, notwithstanding any other provision of this agreement.

              4. This option is not transferrable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Optionee, only by him or by his legal guardian or legal representative.

              5. This option shall not be exercisable if such exercise would involve a violation of any applicable federal or state securities laws. The Corporation hereby agrees to make reasonable efforts to comply with any applicable securities laws.

              6. The Board of Directors of the Corporation shall make or provide for such adjustments in the number of shares of common stock covered by outstanding stock options granted hereunder, in the option price applicable to such stock options, and in the kind of securities covered thereby, as the Board of Directors in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from
(a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (b) any merger, consolidation, spin-off, reorganization, partial or complete liquidation, repurchase or exchange of shares, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. No adjustment provided in this Paragraph 6 shall require the Corporation to sell any fractional shares.

              7. A "change in control," as used in this agreement, means the occurrence of any one of the following events:

                  (a) The Corporation is merged or consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Corporation immediately prior to such merger, consolidation or reorganization;

                  (b) The Corporation sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate by the stockholders of the Corporation, directly or indirectly, immediately prior to or after such sale;

                  (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) each as promulgated pursuant to the Securities Exchange Act of 1934
              (the "Exchange Act") disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 25% or more of the issued and outstanding shares of voting securities of the Corporation; or

                  (d) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Corporation's stockholders, of each new director of the Corporation was approved by a vote of at least two-thirds of such directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period.

              8. This option is intended to be a non-qualified stock option and shall not be treated as an incentive stock option within the meaning of the Internal Revenue Code of 1986, as the same has been heretofore or may hereafter be amended.

          Executed at Lisle, Illinois, as of January 22, 1998.

                                          THE INTERLAKE CORPORATION



                                          By
                                               Stephen R. Smith
                                               Vice President, Secretary
                                                and General Counsel



Receipt Acknowledged and Non-Qualified Stock Option Agreement Accepted
this       day of        ________________, 1998.



                                          Signed:

                                          Name: